ESW Group® Reports Q3 2014 Results

MONTGOMERYVILLE, PA — November 14, 2014 —Environmental Solutions Worldwide, Inc. (“ESW”) (OTCQB: ESWW) today reported financial results for the nine and three month periods ended September 30, 2014.

THIRD QUARTER 2014 RESULTS

Revenues for the nine month periods ended September 30, 2014 increased 98% to $20.28 million compared to $10.24 million for the nine month periods ended September 30, 2013.

Revenues for the three month periods ended September 30, 2014 were $5.24 million compared to $5.49 million for the three month periods ended September 30, 2013.

EBITDA(1) for the nine month period ended September 30, 2014 was $5.20 million compared to a negative EBITDA(1) of $59 thousand for the nine month period ended September 30, 2013.

ESW ended the third quarter with approximately $8.61 million in cash.

Key financial results for Q3 2014 versus Q3 2013 are set forth in the following table. Reconciliations of EBITDA(1) to their nearest comparable GAAP financial measures are attached to this Press Release.

	NINE MONTH PERIOD ENDED SEPTEMBER 30,
	2014	2013	% Change
Revenues	$20,276,171	$10,242,470	98%
EBITDA(1)	$5,201,847	$(59,166)	NM(2)
Net Cash Generated from (Used in) Operating Activities	$5,018,717	$(1,688,815)	NM(2)

Notes:

(1)

EBITDA is defined as earnings before interest on promissory notes payable, interest on loan payable, income tax expense, depreciation and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) change in fair value of conversion option derivative liability, (2) amortization of discount on promissory notes payable, (3) accruals for Board Stock-based compensation, (4) stock-based compensation - (vested restricted common stock), (5) allowance for doubtful accounts, (6) warranty provision, (7) recovery on disposal of inventory, (8) gain on sale of property, plant and equipment and (9) loss on write down of inventory. EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(2)	Not meaningful, as, the prior year period amount was negative.

About Environmental Solutions Worldwide, Inc.

Headquartered in Montgomeryville, PA, Environmental Solutions Worldwide, Inc., through its wholly owned subsidiaries ESW America, Inc., Technology Fabricators Inc., ESW Technologies Inc., ESW CleanTech, Inc., and ESW Canada, Inc. (together, “ESW Group®” ), is engaged in the design, development, manufacturing and sales of diesel emission control technologies focused on the medium and heavy duty diesel market. ESW also provides emissions testing and environmental certification services with its primary focus on the North American on-road and off-road diesel engine, chassis and after-treatment market. For updated information, please visit ESW’s websites at:

www.eswgroup.com

http://eswamerica.com/

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Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that actual financial and operating results may differ materially from those projected in forward-looking statements made by, or on behalf of, us. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, as described in more detail in the Company’s SEC reports and filings.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “plan,” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, or planned. We assume no obligation to and do not intend to update these forward-looking statements.

FOR MORE INFORMATION CONTACT: Environmental Solutions Worldwide, Inc.

Email: Investor-relations@cleanerfuture.com or visit www.eswgroup.com

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2014	2013
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents (Note 4)	$ 8,614,516	$ 4,077,096
Accounts receivable (Note 16), net of allowance
for doubtful accounts of $111,559 (2013 - $250,862) (Note 2)	1,176,639	1,888,511
Inventory, net of reserve of $221,357 (2013 - $246,509) (Note 5)	4,381,424	3,693,367
Prepaid expenses and other assets (Note 13)	692,096	750,835

Total current assets	14,864,675	10,409,809

Equipment under construction (Note 6)	444,968	431,022

Property, plant and equipment, net of accumulated
depreciation of $3,604,906 (2013 - $3,294,168) (Note 6)	1,829,714	1,574,181

	$ 17,139,357	$ 12,415,012

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable (Notes 12 and 16)	$ 1,502,120	$ 1,656,379
Accrued liabilities (Notes 8 and 12)	1,211,636	1,007,920
Warranty provision (Note 13)	1,741,314	1,723,769
Customer deposits	140,931	124,645
Current portion of loan payable (Note 7)	72,094	71,022
Total current liabilities	4,668,095	4,583,735

Long-term Liabilities
Senior secured convertible promissory notes payable (Notes 8 and 12)	2,525,159	2,146,780
Conversion option derivative liability (Note 9)	4,309,832	1,131,745
Loan payable (Note 7)	279,047	333,185

Total long-term liabilities	7,114,038	3,611,710

Total liabilities	11,782,133	8,195,445

Commitments and Contingencies (Note 13)

Stockholders' Equity (Note 11)
Common stock, $0.001 par value, 250,000,000
shares authorized; 131,526 (2013 - 125,742)
shares issued and outstanding	131	125
Additional paid-in capital	57,815,327	57,541,924
Shares to be issued	85,746	-
Accumulated other comprehensive income	344,183	344,183
Accumulated deficit	(52,888,163)	(53,666,665)

Total stockholders' equity	5,357,224	4,219,567

	$ 17,139,357	$ 12,415,012

Subsequent Event (Note 17)

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)
FOR THE NINE AND THREE MONTH PERIODS ENDED SEPTEMBER 30,
(Unaudited)

	NINE MONTH PERIOD ENDED SEPTEMBER 30,		THREE MONTH PERIOD ENDED SEPTEMBER 30,
	2014	2013	2014	2013

Revenue (Notes 2 and 16)	$ 20,276,171	$ 10,242,470	$ 5,240,626	$ 5,497,125

Cost of revenue (Notes 2, 5, 6 and 13)	10,431,380	7,734,451	2,801,392	2,780,826

Gross profit	9,844,791	2,508,019	2,439,234	2,716,299

Operating expenses
Marketing, office and general expenses	3,540,530	3,348,934	1,211,291	1,218,292
Officers' compensation and directors' fees (Notes 11 and 12)	751,338	605,658	321,266	169,951
Research and development costs (Notes 2 and 6)	540,836	455,235	187,770	214,624
Consulting and professional fees (Note 12)	301,777	401,132	93,998	121,633
Depreciation (Note 6)	41,335	177,944	12,354	65,366
Foreign exchange loss / (gain)	351	(18,030)	5,163	(29,210)

	5,176,167	4,970,873	1,831,842	1,760,656

Income / (loss) from operations	4,668,624	(2,462,854)	607,392	955,643

Interest on convertible promissory notes payable (Notes 8 and 12)	(391,542)	(200,000)	(132,817)	(127,689)
Interest on loan payable (Note 7)	(8,566)	(10,133)	(2,723)	(3,249)
Accretion of discount on convertible promissory notes payable (Note 8)	(312,532)	(133,563)	(112,966)	(87,126)
Change in fair value of conversion option derivative liability (Note 9)	(3,121,448)	1,953,328	(1,388,281)	2,991,651

Net income / (loss) before provision for income taxes	834,536	(853,222)	(1,029,395)	3,729,230
Income taxes (Note 10)	56,034	-	(56,156)	-

Net income / (loss) and comprehensive income / (loss)	$ 778,502	$ (853,222)	$ (973,239)	$ 3,729,230

Net earnings / (loss) per share (Note 15)
Basic	$6.02	$(7.55)	$ (7.40)	$32.87
Fully diluted	$5.68	$(7.55)	$ (7.40)	$32.82

Weighted average number of shares outstanding (Note 15)
Basic	129,381	112,948	131,526	113,464
Fully diluted	137,079	112,948	131,526	113,639

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30,
(Unaudited)
	2014	2013

Net income / (loss)	$ 778,502	$ (853,222)

Adjustments to reconcile net income / (loss) to net cash
used in operating activities:
Depreciation (Note 6)	310,738	461,351
Interest on promissory notes payable	391,542	200,000
Amortization of discount on promissory notes payable	312,532	133,563
Change in fair value of conversion option derivative liability	3,121,448	(1,953,328)
Stock-based compensation	102,855	172,953
Allowance for doubtful accounts	32,820	-
Warranty provision	17,545	1,573,455
Loss on write down of inventory	-	195,929
Recovery on disposal of inventory	(15,235)	-
Gain on sale of property, plant and equipment	(29,500)	-

	4,244,745	783,923

Increase / (decrease) in cash flows from operating activities resulting from changes in:
activities resulting from changes in:
Accounts receivable	679,052	(102,661)
Inventory	(672,822)	(1,570,688)
Prepaid expenses and other assets	58,739	(340,329)
Accounts payable and accrued liabilities	(85,785)	354,030
Customer deposits	16,286	40,132

	(4,530)	(1,619,516)

Net cash generated from / (used in) operating activities	5,018,717	(1,688,815)

Investing activities:
Proceeds from sale of property, plant and equipment	29,500	-
Acquisition of patent and trademarks	-	(42,000)
Acquisition of property, plant and equipment	(142,829)	(349,176)
Additions to property, plant and equipment under construction	(437,387)	(288,231)

Net cash used in investing activities	(550,716)	(679,407)

Financing activities:
Proceeds from notes payable	122,486	5,000,000
Payment for fractional shares	-	(51,516)
Repayment of loan payable	(53,067)	(51,501)

Net cash provided by financing activities	69,419	4,896,983

Net change in cash and equivalents	4,537,420	2,528,761

Cash and cash equivalents, beginning of period	4,077,096	253,998

Cash and cash equivalents, end of period	$ 8,614,516	$ 2,782,759

Supplemental disclosures:

Cash interest paid	$ 8,566	$ 10,133
Property, plant and equipment included in accounts payable	$ -	$ 42,550
Interest paid in common stock	$ 256,300	$ -
Transfer from equipment under construction to property, plant and equipment	$ 423,442	$ -

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
NET INCOME TO EBITDA RECONCILIATION
NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013
(UNAUDITED)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	NINE MONTHS ENDED SEPTEMBER 30,
	2014	2013

Net income	$778,502	$(853,222)
Plus:
Interest on promissory notes payable	391,542	200,000
Interest on loan payable	8,566	10,133
Income tax expense	56,034	-
Depreciation	310,738	461,351
Reconciliation of GAAP to adjusted non-GAAP financial measures:
Change in fair value of conversion option derivative liability	3,121,448	(1,953,328)
Amortization of discount on promissory notes payable	312,532	133,563
Accruals for board stock-based compensation	114,000	-
Stock-based compensation - (Vested restricted common stock)	102,855	172,953
Allowance for doubtful accounts	32,820	-
Warranty provision	17,545	1,573,455
Recovery on disposal of inventory	(15,235)	-
Gain on sale of property, plant and equipment	(29,500)	-
Loss on write down of inventory	-	195,929
EBITDA	$5,201,847	$(59,166)

EBITDA is defined as earnings before interest on promissory notes payable, interest on loan payable, income tax expense, depreciation and the items used to reconcile GAAP to adjusted non-GAAP financial measures, including (1) change in fair value of conversion option derivative liability,  (2) amortization of discount on promissory notes payable, (3) accruals for Board Stock-based compensation, (4) stock-based compensation - (vested restricted common stock), (5) allowance for doubtful accounts, (6) warranty provision, (7) recovery on disposal of inventory, (8) gain on sale of property, plant and equipment and (9) loss on write down of inventory. We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated our results of operations determined in accordance with GAAP. EBITDA should not be considered in isolation of, as a substitute for, or superior to, any financial information prepared in accordance with GAAP. EBITDA as defined herein may differ from similarly titled measures presented by other companies. EBITDA, as well as other information in this press release, should be read in conjunction with our financial statements filed with the SEC.